EXHIBIT 10.2

FIRST AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (the “First Amendment”) is made this 17th day of July, 2017 (the “Effective Date”) by and between REW, L.L.C. and W Partners, LLC, each an Indiana limited liability company, (“Sellers”) and PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation (“Purchaser”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Purchase Agreement (defined below).

RECITALS

WHEREAS, Seller and Purchaser are parties to that certain Real Estate Purchase and Sale Agreement dated June 19, 2017 (the “Purchase Agreement”), whereby Seller agreed to sell to Purchaser and Purchaser agreed to purchase from Seller the property located at 5681 Cleveland Road, South Bend, Indiana, 5502 W. Brick Road, South Bend, Indiana, 4491 North Mayflower Road, South Bend, Indiana, 5855 West Carbonmill Drive, South Bend, Indiana and 4955 Ameritech Drive, South Bend, Indiana;

NOW THEREFORE, in consideration of the mutual benefits, covenants and premises set forth herein, the adequacy of which the parties acknowledge, the parties hereby agree to amend the Purchase Agreement by adding a new Section 12(o) as follow:

12(o). SEC, Reg. S-X, Rule 3-14 Compliance. Subsequent to Closing and no later than one (1) calendar year subsequent to the Closing, Buyer’s auditor may conduct an audit, as may be required of Buyer pursuant to Rule 3-14 of Securities and Exchange Commission Regulation S-X (the “Audit”), of the income statements of the Property for the last complete fiscal year immediately preceding the Closing and the stub period through the date of Closing (the “Audit Period”). Seller shall reasonably cooperate (at no cost or liability of any kind to Seller) with Buyer’s auditor in the conduct of the Audit. Without limiting the foregoing, (1) Buyer or its designated independent or other auditor may audit the operating statements of the Property, at Buyer’s expense and, upon Buyer’s reasonable prior written request, Seller shall allow Buyer’s auditors reasonable access to such books and records maintained by Seller in respect to the Property and pertaining to the Audit Period as necessary to conduct the Audit; and (b) Seller shall use reasonable efforts to provide to Buyer such existing financial information as may be reasonably required by Buyer and required for Buyer’s auditors to conduct the Audit, provided, however, that the ongoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession or control of Seller, the Seller’s accountants or the applicable property or asset manager, at no cost or liability of any kind to any such parties, and in the format the Seller has maintained such information.

1. Ratification and Reaffirmation. Seller and Purchaser agree that any and all terms and conditions of the Purchase Agreement not specifically amended, deleted or modified in this First Amendment are hereby reaffirmed and ratified in their entirety and shall remain in full force and effect.

IN WITNESS WHEREOF, Seller and Purchaser have executed this First Amendment to Real Estate Purchase and Sale Agreement as of the day and year first above written.

SELLERS:

REW, L.L.C., an Indiana limited liability company

an Indiana limited liability company

By: /s/ Robert E. Wozny

Name:  Robert E Wozny

Title:    Managing Member

W PARTNERS, LLC, an Indiana limited liability company

By: /s/ Robert E. Wozny

Name:  Robert E Wozny

Title:    Managing Member

PURCHASER:

PLYMOUTH INDUSTRIAL REIT, INC.

a Maryland corporation

By: /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title:   President

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